                                                                  Exhibit  25

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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549
                            ------------------------
                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                     --------------------------------------
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____
                    ----------------------------------------

                                 CHEMICAL BANK
              (Exact name of trustee as specified in its charter)

New York                                                    13-4994650
(State of incorporation                               (I.R.S. employer
if not a national bank)                            identification No.)

270 Park Avenue
New York, New York                                               10017
(Address of principal executive offices)                    (Zip Code)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)
           ---------------------------------------------------------
                                 RAYONIER INC.
              (Exact name of obligor as specified in its charter)

North Carolina                                              13-2607329
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                      identification No.

1177 Summer Street
Stamford, Connecticut                                            06904
(Address of principal executive offices)                    (Zip Code)

                   ------------------------------------------
                                Debt Securities
                      (Title of the indenture securities)
            ------------------------------------------------------

                                    GENERAL

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110.

          Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

          Federal Deposit Insurance Corporation, Washington, D.C., 20429.

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.


Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists. Additionally, neither the trustee, the trustee's parent or any affiliate of the trustee is an obligor on the indenture securities nor is any such person directly or indirectly controlling, controlled by, or under common control with such obligor.

Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

          None.

          (b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of such default.

          None.

16.  List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33- 50010, which is incorporated by reference).

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-46892, which is incorporated by reference).

     5.   Not applicable.

     6.   The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8.   Not applicable.

     9.   Not applciable.

                                      NOTE


     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said item is based upon incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.


     In answering any items in this Statement of Eligibility which relate to matters peculiar within the knowledge of the obligor, or its directors or officers, the Trustee will rely upon information to be furnished to it by the obligor.




                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 16TH day of MARCH, 1994.




                                           CHEMICAL BANK



                                           By  /s/  P.J. Gilkeson
                                              ------------------------------
                                              P.J. Gilkeson
                                              Vice President

                             Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                                 Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

           at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                             Dollar Amounts
                             ASSETS                          in Millions
Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin .................................       $   4,371
     Interest-bearing balances .........................           5,829
Securities .............................................          21,834
Federal Funds sold and securities purchased under
     agreements to resell in domestic offices of the
     bank and of its Edge and Agreement subsidiaries,
     and in IBF's:
     Federal funds sold ................................           2,125
     Securities purchased under agreements to resell ...             900
Loans and lease financing receivables:
     Loans and leases, net of unearned income  $60,826
     Less: Allowance for loan and lease losses   2,326
     Less: Allocated transfer risk reserve ...     121
                                                ------
     Loans and leases, net of unearned income,
     allowance, and reserve ............................          58,379
Assets held in trading accounts ........................           8,556
Premises and fixed assets (including capitalized
     Leases)............................................           1,238
Other real estate owned ................................             713
Investments in unconsolidated subsidiaries and
     associated companies...............................             112
Customer's liability to this bank on acceptance
     outstanding .......................................           1,063
Intangible assets ......................................             526
Other assets ...........................................           9,864
                                                                   -----

TOTAL ASSETS ...........................................       $ 115,510
                                                               =========

                                   LIABILITIES

Deposits
     In domestic offices ..................................        $ 51,611
     Noninterest-bearing ...........................$19,050
     Interest-bearing .............................. 32,561
                                                     ------
     In foreign offices, Edge and Agreement subsidiaries,
     and IBF's ............................................          24,886
     Noninterest-bearing ...........................$   136
     Interest-bearing .............................. 24,750
                                                     ------
Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
     of its Edge and Agreement subsidiaries, and in IBF's
     Federal funds purchased ..............................           8,496
     Securities sold under agreements to repurchase .......             514
Demand notes issued to the U.S. Treasury ..................           1,501
Other Borrowed money ......................................           8,538
Mortgage indebtedness and obligations under capitalized
     leases ...............................................              20
Bank's liability on acceptances executed and outstanding              1,084
 Subordinated notes and debentures ........................           3,500
Other liabilities .........................................           7,419

TOTAL LIABILITIES .........................................         107,569
                                                                   --------

                                    EQUITY CAPITAL

Common stock ..............................................             620
Surplus ...................................................           4,501
Undivided profits and capital reserves ....................           2,663
Less: Net unrealized loss on marketable equity
        securities.........................................            (159)
Cumulative foreign currency translation adjustments .......              (2)

TOTAL EQUITY CAPITAL ......................................           7,941

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
     STOCK AND EQUITY CAPITAL .............................        $115,510
                                                                   ========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                   JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


                                   WALTER V. SHIPLEY       )
                                   EDWARD D. MILLER        )DIRECTORS
                                   WILLIAM B. HARRISON     )